UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

PHOTONIC PRODUCTS GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ		07647
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-767-1910

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On January 23, 2012, Photonic Products Group, Inc. (the “Company”) filed an amendment (the “Amendment”) to its Amended and Restated Articles of Incorporation, as amended, with the Treasurer of the State of New Jersey. The Amendment changed the Company’s name from Photonic Products Group, Inc. to Inrad Optics, Inc. The Amendment will become effective on January 31, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

At a Special Meeting of Shareholders of Photonic Products Group, Inc. held on January 18, 2012 (the “Special Meeting”), shareholders representing 7,879,222 shares or 67.29% of the 11,708,964 shares of common stock outstanding on the record date of December 2, 2011 were present in person or by proxy, constituting a quorum for the purposes of the Special Meeting.  The proposal voted upon at the Special Meeting and the results of the votes thereon was as follows:

Proposal One: To amend the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name from Photonic Products Group, Inc. to Inrad Optics, Inc.

The proposal was approved. Voting for Proposal One was as follows:

	For	Against	Abstain

Proposal One	6,811,037	1,063,005	5,180

Item 7.01 Regulation FD Disclosure.

On January 23, 2012, Photonic Products Group, Inc. issued a press release announcing that it is changing its name to Inrad Optics, Inc. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.1	Certificate of Amendment to Restated Certificate of Incorporation of Photonic Products Group, Inc., dated January 23, 2012.
	99.1	Press Release dated January 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 23, 2012	PHOTONIC PRODUCTS GROUP, INC.

	By:	/s/ William J. Foote
William J. Foote Chief Financial Officer, Secretary and Treasurer